UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 10, 2020

PERMA-FIX ENVIRONMENTAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-11596	58-1954497
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8302 Dunwoody Place, Suite 250, Atlanta, Georgia	30350
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 587-9898

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, Par Value, $.001 Per Share	PESI	NASDAQ Capital Markets
Preferred Stock Purchase Rights		NASDAQ Capital Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act [  ]

Section 5 – Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain officers.

On August 10, 2020, the Board of Directors (the “Board”) of Perma-Fix Environmental Services, Inc. (the “Company”) unanimously elected Lieutenant General (Ret.) Thomas P. Bostick (“General Bostick”), age 63, to the Company’s Board. The Board also unanimously determined that, as of the date of his election, General Bostick qualified as an “Independent Director” under applicable NASDAQ rules.

General Bostick is currently the Managing Partner, Sustainability, of Ridge-Lane Limited Partners, a position he has held since July 2016. Ridge-Lane Limited Partners is a strategic advisory and venture development firm focused on root-cause solutions to grand challenges in education, sustainability, and information technology, with a team of general partners, venture partners, and senior advisors who serve at the highest level of finance, government, and military. General Bostick previously served as the Chief Operating Officer and President of Intrexon Bioengineering from November 2017 to February 2020, a division of Intrexon Corporation (formerly NASDAQ: XON; now NASDAQ: PGEN). Intrexon Bioengineering addresses global challenges across food, agriculture, environmental, energy, and industrial fields by advancing biologically engineered solutions to improve sustainability and efficiency. As the Chief Operating Officer and President of Intrexon Bioengineering, General Bostick oversaw operations across the Company’s multiple technology divisions, driving efficiency and effectiveness in the application of the Company’s asset toward its development projects. General Bostick’s tenure with Intrexon Bioengineering included leading a major restructuring of Intrexon Corporation.

General Bostick had a distinguish career in the U.S. military. General Bostick retired as the 53rd U.S. Army Chief of Engineers and the Commanding General of the U.S. Army Corps of Engineers (USACE) serving as the senior military officer, overseeing and supervising most of the Nation’s civil works infrastructure and military construction, hundreds of environmental protection projects, as well as managing 34,000 civilian employees and military personnel in over 110 countries around the world. As the Chief of Engineers, General Bostick led a $5 billion recovery program after Superstorm Sandy.

Before his command of USACE, General Bostick served in a variety of command and staff assignments with the U.S. Army both in the U.S. and abroad including the Deputy Chief of Staff, G-1, Personnel, U.S. Army; Commanding General, U.S. Army Recruiting Command; Assistant Division Commander, 1st Cavalry Division; Executive Officer to the Chief of Engineers; Executive Officer to the Army Chief of Staff; and Deputy Director of Operations for the National Military Command Center, J-3, the Joint Staff in the Pentagon.

General Bostick’s military honors and decorations include the Distinguished Service Medal, the Defense Superior Service Medal, the Bronze Star, the Legion of Merit with two oak leaf clusters, the Defense Meritorious Service Medal, the Meritorious Service Medal with four oak leaf clusters, the Joint Service Commendation Medal, the Army Commendation Medal, the Army Achievement Medal with one oak leaf cluster, the Combat Action Badge, the U.S Parachutist badge, the Army Recruiter Badge, and the Ranger Tab.

General Bostick was a special assistant to the Secretary of Veterans Affairs during his time as a White House Fellow. He graduated with a Bachelor of Science degree from the U.S. Military Academy at West Point and later returned to the Academy to serve as an Associate Professor of Mechanical Engineering. He holds Master’s degrees in Civil Engineering and Mechanical Engineering from Stanford University and a Doctorate in Systems Engineering from George Washington University. General Bostick is a Member of the National Academy of Engineering, and the National Academy of Construction.

At this time, the Board has not named General Bostick to any Board Committees.

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The members of the Board are elected to the Board for a term expiring as of the Company’s next Annual Meeting of Shareholders, including those elected by the Board to fill a vacancy on the Board. As a result, General Bostick will be subject to reelection to the Board at the Company’s 2021 Annual Meeting of Shareholders.

Pursuant to the Company’s 2003 Outside Directors Stock Plan (“Outside Directors Stock Plan”), upon election to the Board, General Bostick will receive an option to purchase up to 6,000 shares of the Company’s common stock at an exercise price of $7.29 per share, which was the closing price of a share of the Company’s common stock on the NASDAQ on the trading day immediately prior to August 10, 2020, as provided in the Company’s 2003 Outside Directors Stock Plan. The option will vest six months from date of grant and has a term of ten years. As a director, General Bostick is entitled to receive a quarterly fee of $8,000, a fee of $1,000 for each board meeting he attends in person, and a $500 fee for each meeting he attends via conference call. Under the Outside Directors Stock Plan, each outside director, including General Bostick, shall receive at the director’s option, either 65% or 100% of his director’s fee in the Company’s common stock. If an outside director elects to receive 65% of his director’s fee in common stock, then he will receive (1) the number of shares of common stock determined by dividing 65% of his director’s fee by 75% of the fair market value of one share of the Company’s common stock and (2) 35% in cash or its equivalent. If the outside director elects to receive 100% of his fee in the Company’s common stock, he will receive the number of shares of common stock determined by dividing his director’s fee by 75% of the fair market value of one share of the Company’s common stock. For purposes of calculating the foregoing, the fair market value of one share of the Company’s common stock will be the closing price for one share of the Company’s common stock on the business day immediately preceding the date that the director’s fee is due.

There are no transactions involving General Bostick and the Company required to be reported under Item 404(a) of Regulation S-K.

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 13, 2020

PERMA-FIX ENVIRONMENTAL SERVICES, INC.

By:	/s/ Ben Naccarato
Ben Naccarato
Executive Vice President and Chief Financial Officer

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